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VOTING INSTRUCTION CARD                                  VOTING INSTRUCTION CARD

                         METROPOLITAN SERIES FUND, INC.
                          MET/PUTNAM VOYAGER PORTFOLIO
         VOTING INSTRUCTION FORM FOR THE SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 29, 2005

The undersigned hereby instructs [Name of Insurance Company] (the "Insurance Company") to vote the shares of the Met/Putnam Voyager Portfolio (the "Portfolio") as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of MetLife Advisers, LLC (the "Manager"), 501 Boylston Street, Boston, Massachusetts 02116, at 2:00 p.m. Eastern Time on April 29, 2005, and at any adjournments thereof.

The Insurance Company and the Board of Directors of the Fund solicit your voting instructions and recommend that you instruct the Insurance Company to vote "FOR" the Proposal. The Insurance Company will vote the appropriate number of Portfolio shares pursuant to the instructions given. If no instruction is set forth on a returned form as to the Proposal, the Insurance Company will vote FOR the Proposal. The Insurance Company is authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournment thereof.

                           VOTE VIA THE INTERNET: https://vote.proxy-direct.com VOTE VIA THE TELEPHONE: 1-866-235-4258
                           VOTE VIA FACSIMILE: 1-888-796-9932

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                           Signature - Please sign exactly as your name appears
                           at left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.
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                           -----------------------------------------------------
                           Signature


                           -----------------------------------------------------
                           Signature of joint owner, if any

                           -----------------------------------------------------
                           Date                                        MPV_14971

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THE BOARD SOLICITS YOUR VOTING INSTRUCTIONS AND RECOMMENDS THAT YOU INSTRUCT
METLIFE TO VOTE "FOR" THE PROPOSAL.

IF NO INSTRUCTION IS SET FORTH ON A RETURNED FORM AS TO THE PROPOSAL, METLIFE WILL VOTE "FOR" THE PROPOSAL.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: [ ]

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                                                          FOR   AGAINST  ABSTAIN

1.   To approve an Agreement and Plan of Reorganization   [ ]     [ ]      [ ]
     with respect to the acquisition of Met/Putnam
     Voyager Portfolio by Jennison Growth Portfolio, each a series of the Metropolitan Series Fund, Inc.

   PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD USING THE
                               ENCLOSED ENVELOPE.

                                                                       MPV_14971